UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 23, 2023

US Foods Holding Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-37786	26-0347906
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9399 W. Higgins Road, Suite 100, Rosemont, IL 60018
(Address of principal executive offices) (Zip Code)

(847) 720-8000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01	USFD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 3.02 Unregistered Sales of Equity Securities.

On May 26, 2023, KKR Fresh Holdings L.P. (the “Selling Stockholder”) converted an aggregate of 371,044 shares of the Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), of US Foods Holding Corp. (the “Company”) for an aggregate of 17,443,727 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”). Pursuant to the terms of conversion of the Series A Preferred Stock set forth in the Certificate of Designations for the Series A Preferred Stock, each such share is convertible at the option of the holder at any time into a number of shares of Common Stock equal to (A) the sum of the liquidation preference for such share ($1,000) and the accrued and unpaid dividends with regard to such share divided by (B) the applicable conversion price ($21.50, subject to certain adjustments). The issuance of the 17,443,727 shares of Common Stock to the Selling Stockholder was exempt from registration under Section 3(a)(9) under the Securities Act of 1933, as amended, as the Series A Preferred Stock was exchanged for Common Stock by an existing security holder and no commission or other remuneration was paid.

Item 5.02(b). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 26, 2023, prior to the consummation of the Offering described below, Nathaniel H. Taylor resigned from the Board of Directors of the Company (the “Board”). Mr. Taylor’s decision to resign was not because of any disagreement with the Company. Mr. Taylor was designated by the Selling Stockholder to serve on the Board pursuant to that certain Investment Agreement, dated as of April 21, 2020 (the “Investment Agreement”), by and between the Company and KKR Fresh Aggregator L.P.

Item 8.01. Other Events

On May 26, 2023, the Selling Stockholder completed the previously announced registered secondary offering (the “Offering”) of 17,425,053 shares of the Company’s Common Stock at a price to the public of $39.90 per share. The Company did not receive any proceeds from the sale of the Common Stock by the Selling Stockholder in the Offering. Substantially all of the Common Stock offered in the Offering was issued in connection with the above described conversion of 371,044 shares of the Company’s Series A Convertible Preferred Stock by the Selling Stockholder.

In connection with the Offering, the Company entered into an Underwriting Agreement, dated May 23, 2023 (the “Underwriting Agreement”), among the Company, the Selling Stockholder and Morgan Stanley & Co. LLC (the “Underwriter”), as sole underwriter in the Offering. Pursuant to the Underwriting Agreement, the Company repurchased 3,797,468 shares of the Common Stock sold to the Underwriter by the Selling Stockholder at a price per share of $39.50, which is the same per share price paid by the Underwriter to the Selling Stockholder in the Offering. The Underwriting Agreement contains customary representations, warranties, and covenants of the Company and the Selling Stockholder and also provides for customary indemnification by each of the Company, the Selling Stockholder and the Underwriter against certain liabilities. After the conversion of the Series A Preferred Stock described above and the Offering, there are no longer any shares of Series A Preferred Stock outstanding and the Selling Stockholder no longer holds any shares of Common Stock.

The foregoing description of the Underwriting Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing descriptions of the terms of each of the Series A Preferred Stock and the Investment Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Certificate of Designations and the Investment Agreement, and the schedules thereto, each of which was filed with the Company’s Current Report on Form 8-K dated April 21, 2020 and are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits. Exhibit 5.2 to this Current Report on Form 8-K is hereby incorporated by reference into the Company’s Registration Statement on Form S-3 (File No. 333-255795).

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of May 23, 2023, by and among US Foods Holding Corp., KKR Fresh Holdings L.P. and Morgan Stanley & Co. LLC.
5.2	Opinion of Cravath, Swaine & Moore LLP
23.1	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US FOODS HOLDING CORP.

Date: May 26, 2023	By:	/s/ Dirk J. Locascio
		Name:	Dirk J. Locascio
		Title:	Chief Financial Officer